SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2011

Xzeres Wind Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On March 21, 2011, we closed on a round of our ongoing private placement of common stock and warrants by consummating the sale of 4,334,005 shares of common stock and warrants to purchase additional shares in an amount equal to 50% of the number of shares purchased, exercisable at $1.50 per share at any time for a period of five years from the issue date. Each share and one-half warrant sold for $1.05, for total gross proceeds in this closing of $4,550,705. In connection with this closing, we paid our placement agents commissions in the amount of $405,127.44.

The shares of common stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D. The shares and warrants were sold to accredited investors as defined in Regulation D under the Securities Act. No general solicitation or advertising was used in connection with the offering. All securities sold are “restricted securities” within the meaning of Regulation D.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 21, 2011, Xzeres Wind Corp. made available to interested parties the attached press release.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Wind Corp.

/s/ Frank Greco

Frank Greco
Chief Executive Officer

Date: March 21, 2011